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                                                                    EXHIBIT 99.5


                                   AGREEMENT


         THIS AGREEMENT (this "Agreement") dated as of December 31, 1997, and effective upon the date of issuance of shares of Series F Senior Convertible Preferred Stock and Series G Senior Non-Voting Convertible Preferred Stock of Greenbriar, is entered into by and between Greenbriar Corporation, a Nevada corporation ("Greenbriar"), and Lone Star Opportunity Fund, L.P., a Delaware limited partnership ("Lone Star").

         Section 1.       Definitions.

         "5-day Average Price" per share of common stock, for purposes of any provision herein at the date specified in such provision, means the average closing price of such common stock on the American Stock Exchange, New York Stock Exchange or Nasdaq National Market over the 5-trading day period immediately prior to such date.

         "20-day Average Price" per share of common stock, for purposes of any provision herein at the date specified in such provision, means the average closing price of such common stock on the American Stock Exchange, New York Stock Exchange or Nasdaq National Market over the 20-trading day period immediately prior to such date.

         "Agreement" has the meaning set forth in the preamble to this Agreement.

         "Dividends" means dividends paid by Greenbriar and received by Lone Star on the Series F Senior Preferred Stock and the Series G Senior Non-Voting Preferred Stock.

         "Fair Market Price" per share of common stock, for purposes of any provision herein at the date specified in such provision, means the lesser of
(i) the 5-Day Average Price of such common stock or (ii) the 20-Day Average Price of such common stock; provided, that if such common stock has not been listed on the American Stock Exchange, New York Stock Exchange or Nasdaq National Market for such periods, then the Fair Market Price per share of such common stock shall be deemed to be the lesser of (i) the net book value per share of common stock, determined in accordance with GAAP, or (ii) the fair value per share of common stock determined pursuant to the Valuation Procedure.

         "Greenbriar" means Greenbriar Corporation, a Nevada corporation.

         "Greenbriar Common Stock" means the common stock, par value $0.01 per share, of Greenbriar.

         "Lone Star" has the meaning set forth in the preamble to this Agreement.

         "Make Whole Amount" means the greater of (i) Present Value # 1.2t and
(ii) zero. Please refer to Exhibit A for sample calculations of the Make Whole Amount.

         "Payment Date" means ten business days after the date on which all of the Series F Senior Preferred Stock and all of the Series G Senior Non-Voting Preferred Stock have been (i) converted to Greenbriar Common Stock or (ii) repurchased by Greenbriar from Lone Star
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pursuant to the terms of Sections 8.4, 8.5 and 8.6 of the Series F Certificate
of Designation or Sections 8.3, 8.4 and 8.5 of the Series G Certificate of Designation.

         "Present Value" means $22,000,000 - Sigma ((Dividends(t) + Value Received (t)) / 1.2(t))

         "Series F Certificate of Designation" means the Certificate of Designation of Greenbriar relating to the Series F Senior Preferred Stock.

         "Series F Senior Preferred Stock" means the Series F Senior Convertible Preferred Stock, par value $0.01 per share, of Greenbriar.

         "Series G Certificate of Designation" means the Certificate of Designation of Greenbriar relating to the Series G Senior Non-Voting Preferred Stock.

         "Series G Senior Non-Voting Preferred Stock" means the Series G Senior Non-Voting Convertible Preferred Stock, par value $0.01 per share, of Greenbriar.

         "Special Sale Trigger" means any sale, lease, sale/leaseback, assignment, transfer or other disposition of assets, which (i) has a total aggregate consideration received for such dispositions in excess of $125 million of cash, indebtedness assumed, and potential earnouts and the present fair value of any other consideration, and (ii) assigns or subleases substantially all of Greenbriar's operated properties which are leased from others, except where the consent is required from the landlord of such property and such landlord fails to consent to such assignment or sublease. The dispositions described above specifically include, but are not limited to, sales of operating leases and management contracts and sales as a part of the Syndication Program.

         "Syndication Program" means a program of selling real estate to public or private syndications consisting of partnerships, limited liability companies, or limited liability partnerships where ownership of such entities is offered to passive investors for cash and/or notes.

         "t" means the time elapsed from the date hereof expressed in fractions of years.

         "Valuation Procedure" means a determination of fair value of any property made in good faith by the Board of Directors; provided that, if Lone Star objects to such determination within 10 days of receipt of written notification thereof, then the fair value of such property shall be determined in good faith by a recognized national investment bank selected by unanimous vote or consent of the Board of Directors, which investment bank is not reasonably objected to by Lone Star. The fees and expenses of such investment bank shall be paid by one-half by Greenbriar and one-half by Lone Star.

         "Value Received" means, as of any date that shares of the Series F Senior Preferred Stock or the Series G Senior Non-Voting Preferred Stock are converted, exchanged or repurchased, the sum of (i) the Fair Market Price of Greenbriar Common Stock on the date such stock was converted multiplied by the number of shares of Greenbriar Common Stock issued to Lone Star in connection with the conversion of the Series F Senior Preferred Stock on such date, (ii) the Fair Market Price of Greenbriar Common Stock on the date such stock was exchanged multiplied by the number of shares of Greenbriar Common Stock transferred





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to Lone Star in exchange for the Series G Senior Non-Voting Preferred Stock on
such date, (iii) the amount of cash received by Lone Star for the repurchase of the Series F Senior Preferred Stock on such date and (iv) the amount of cash received by Lone Star for the repurchase of the Series G Senior Non-Voting Preferred Stock on such date.

         Section 2. Payment Obligation. On the Payment Date, Greenbriar shall pay to Lone Star cash in an amount equal to the Make Whole Amount by wire transfer to an account designated by Lone Star at least two business days before the Payment Date.

         Section 3. Termination. This Agreement shall terminate upon the earlier of:

                 (a) Payment in full of the payment obligation set forth in Section 2 above;

                 (b) A determination pursuant to the terms of this Agreement that the Make Whole Amount is zero (0) as of the Payment Date; and

                 (c) One year after the date on which Lone Star receives written notice from Greenbriar of a Special Sale Trigger, but in no event earlier than one year after the actual date upon which a Special Sale Trigger occurs.

         Section 4.       Miscellaneous.

                 (a) Notices. All notices, notifications, demands, requests, waivers, consents or other communications under this Agreement shall be in writing and shall be deemed to have been duly given, unless explicitly stated otherwise, (i) if mailed certified mail, postage prepaid, return receipt requested, three days after being deposited in the mail; (ii) if sent via overnight courier, the next business day after being deposited with such courier; (iii) if sent by telecopier (with written confirmation of receipt), on that day, or if telecopied on a day that is not a business day, the next day that is a business day; provided that a copy is mailed by certified mail (return receipt requested); or (iv) if delivered by hand (with written confirmation of receipt) on that day, or if delivered on a day that is not a business day, the next day that is a business day; in each case, to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                 If to Greenbriar:     Greenbriar Corporation
                                       4265 Kellway Circle
                                       Addison, Texas 75244-2033
                                       Attention: Gene Bertcher
                                       Telecopy No.: (972) 407-8726

                 with copy to:         Mark E. Bennett
                                       14933 Oaks North Drive
                                       Dallas, Texas  75240
                                       Telecopy No.: (214) 373-6810





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                 If to Lone Star:      Lone Star Opportunity Fund, L.P.
                                       600 N. Pearl Street
                                       Suite 1550, LB 161
                                       Dallas, Texas 76140
                                       Attention: Sam F. Hines
                                       Telecopy No.: (214) 754-8301

                 with copy to:         Haynes and Boone, LLP
                                       901 Main Street, Suite 3100
                                       Dallas, Texas 75202
                                       Attention: W. Scott Wallace
                                       Telecopy No.: (214) 651-5940

                 (b) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties whether so expressed or not.

                 (c) Amendment and Waiver, etc. This Agreement may be amended only with the written consent of Greenbriar and Lone Star. No failure or delay on the part of Greenbriar or Lone Star in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Greenbriar or Lone Star at law or in equity or otherwise. No waiver of or consent to any departure by Greenbriar or Lone Star from any provision of this Agreement shall be effective unless signed in writing by the other parties.

                 (d) Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                 (e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (f) Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Texas, without respect to conflicts of laws principles.

                 (g) Entire Agreement. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                 (h) Headings Descriptive. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.





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                 (i)      Arbitration.  THE PARTIES AGREE THAT IF ANY DISPUTE
SHOULD ARISE UNDER THE TERMS AND PROVISIONS OF THIS AGREEMENT, EACH PARTY WAIVES ANY RIGHT TO COMMENCE LEGAL ACTION OR ARBITRATION OTHER THAN AS PROVIDED UNDER THE TERMS OF THIS AGREEMENT, AND THIS AGREEMENT SHALL PROVIDE THE SOLE AND EXCLUSIVE REMEDY FOR RESOLUTION OF DISPUTES.

                          (i) THE DETERMINATION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON EACH PARTY AND EACH PARTY SPECIFICALLY WAIVES ANY RIGHT TO CLAIM THAT THE ARBITRATOR HAS EXCEEDED THE SCOPE OF THE ARBITRATION, HAS DISREGARDED EVIDENCE OR PRINCIPLES OF LAW, AND FURTHER WAIVES ANY RIGHT TO DISCLAIM THE QUALIFICATION OR FUNCTION OF THE ARBITRATOR IN ANY MANNER OR FASHION.

                          (ii) APPOINTMENT OF THE ARBITRATOR SHALL BE MADE BY MUTUAL AGREEMENT OF THE PARTIES. IF THE PARTIES CANNOT AGREE UPON THE IDENTIFICATION OF THE ARBITRATOR WITHIN THIRTY (30) DAYS FROM THE MAILING OF THE OBJECTION, A PETITION FOR APPOINTMENT OF ARBITRATOR SHALL BE FILED WITH THE SUPERIOR COURT OF THE COUNTY OF DALLAS, TEXAS. THE ARBITRATION SHALL BE HELD IN DALLAS, TEXAS PURSUANT TO THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

                          (iii) THE ARBITRATOR'S FEES AND FEES AND COSTS OF PETITIONING FOR THE APPOINTMENT OF THE ARBITRATOR SHALL BE PAID BY GREENBRIAR. THE ARBITRATOR UPON RENDERING ITS AWARD SHALL DETERMINE THE PARTY THAT PREVAILED BASED UPON WRITTEN STATEMENTS MADE BY EACH PARTY AT THE COMMENCEMENT OF THE ARBITRATION AS TO THE POSITION OF THE PARTIES AND THEIR ALTERNATIVES FOR SETTLING THE MATTER. A STATEMENT OF A PROPOSED SETTLEMENT SHALL NOT BE BINDING UPON ANY PARTY AND SHALL NOT BE CONSIDERED AS EVIDENCE BY THE ARBITRATOR EXCEPT TO THE EXTENT THAT THE ARBITRATOR UPON MAKING ITS SOLE AND INDEPENDENT DETERMINATION SHALL DETERMINE THE PARTY WHICH PREVAILED BASED UPON THE PROPOSALS FOR SETTLEMENT OF THE MATTER MADE BY EACH PARTY AND SHALL DETERMINE THAT THE NON-PREVAILING PARTY SHALL PAY SOME OR ALL OF THE COSTS OF ARBITRATION INCLUDING ANY COSTS INCURRED BY THE ARBITRATOR AND IN EMPLOYING EXPERTS TO ADVISE THE ARBITRATOR IN REGARD TO SPECIFIC SUBJECTS OR QUESTIONS. THE ARBITRATOR MAY FURTHER AWARD THE COST OF ATTORNEYS FEES OR EXPERT WITNESSES CONSULTED OR EMPLOYED IN THE PREPARATION OR PRESENTATION OF EVIDENCE TO THE ARBITRATOR BY THE PREVAILING PARTY IF, IN THE ARBITRATOR'S DETERMINATION, THE POSITION OF THE NONPREVAILING PARTY WAS NOT REASONABLY TAKEN OR MAINTAINED OR WAS BASED UPON A FAILURE TO PROPERLY EXCHANGE OR COMMUNICATE INFORMATION WITH THE PREVAILING PARTY IN REGARD TO THE SUBJECT SUBMITTED TO ARBITRATION.





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                          (iv)    THE ARBITRATOR'S DETERMINATION MAY FURTHER
         PROVIDE FOR PROSPECTIVE ENFORCEMENT AND DIRECTIONS FOR THE PARTIES TO COMPLY WITH INCLUDING WITHOUT LIMITATION PERMANENT INJUNCTIVE RELIEF OR SPECIFIC PERFORMANCE. UNDER SUCH CIRCUMSTANCES, THE ARBITRATOR'S AWARD SHALL BE BINDING UPON THE PARTIES AND SHALL BE UNDERTAKEN AND PERFORMED BY EACH OF THE PARTIES UNTIL SUCH TIME AS THE ARBITRATOR'S DIRECTIONS TO THE PARTY SHALL LAPSE BY THEIR TERM, OR THE ARBITRATOR SHALL NOTIFY THE PARTIES THAT THOSE TERMS ARE NO LONGER IN FORCE OR EFFECT OR SHALL MODIFY THOSE TERMS.

                          (v) NOTWITHSTANDING THE FOREGOING, ANY PARTY MAY APPEAL THE ARBITRATOR'S DETERMINATION IF SUCH APPEAL IS BASED SOLELY ON THE BASIS THAT THE ARBITRATOR HAS MADE AN INCORRECT INTERPRETATION OF LAW.





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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       GREENBRIAR CORPORATION,
                                       a Nevada corporation



                                       By: /s/ GENE S. BERTCHER
                                          -------------------------------------
                                          Name: Gene S. Bertcher
                                               --------------------------------
                                          Title: Executive Vice President
                                                -------------------------------


                                       LONE STAR OPPORTUNITY FUND, L.P.,
                                       a Delaware limited partnership

                                       By: Lone Star Partners, L.P., its
                                           General Partner

                                           By: Lone Star Management Co., Ltd.,
                                               its General Partner


                                               By: /s/ LOUIS PALETTA
                                                  -----------------------------
                                                  Name: Louis Paletta
                                                       ------------------------
                                                  Title: Vice President
                                                        -----------------------





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